UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2004

MACROPORE BIOSURGERY, INC.

(Exact name of registrant as specified in its charter)

000-32501

(Commission File Number)

Delaware	33-0827593
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

6740 Top Gun Street, San Diego, California  92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 24, 2004, the 2004 Equity Incentive Plan of Macropore Biosurgery, Inc. (the “Plan”) became effective upon approval by the Board of Directors of Macropore Biosurgery, Inc. (the “Company”).  The Plan is designed to provide employees, directors and consultants of the Company the opportunity to purchase the Company’s common stock through non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock and cash awards.  The Compensation Committee of the Board shall administer the Plan and determine the number of shares underlying each award, the vesting of such shares and other important terms of awards pursuant to the terms of the Plan.  Awards may be granted under the Plan over a ten-year period and the Board has initially reserved 3,000,000 shares of the Company’s common stock for issuance under the Plan.  The maximum number of shares reserved for issuance under the Plan may be cumulatively increased (subject to Board discretion) on an annual basis beginning January 1, 2005, pursuant to the terms of the Plan.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit 10.1            2004 Equity Incentive Plan of Macropore Biosurgery, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROPORE BIOSURGERY, INC.

Date: August 27, 2004	By:	/s/ CHRISTOPHER J. CALHOUN
Christopher J. Calhoun
Chief Executive Officer